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                                                                   Exhibit 10.1

                              EMPLOYMENT AGREEMENT
                              --------------------

                  This Employment Agreement is made and entered into by and between STAAR Surgical Company (the "Company"), a Delaware corporation located at 1911 Walker Avenue, Monrovia, California 91016 and John Bily (hereinafter the "Employee"), located at 1606 Fairford Drive, Fullerton, CA 92833, effective January 3, 2002.

                                    RECITALS
                                    --------

                  A. WHEREAS, the Company wishes to retain the services of Employee and Employee wishes to render services to Company as .

                  B. WHEREAS, the Employee and the Company desire to enter into this Employment Agreement and to establish the terms and conditions of the Employee's employment.

                  C. WHEREAS, the Company and the Employee intend that this Agreement will supercede and replace any and all other employment agreements or arrangements for employment entered into by and between the Company and the Employee, and that such employment agreements or arrangements shall have no further force or effect.

                                    AGREEMENT
                                    ---------

                  NOW, THEREFORE, for and in consideration of the promises, covenants, and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE 1
                                   EMPLOYMENT
                                   ----------

                  1.1 Employment. The Company hereby agrees to employ the Employee and the Employee hereby agrees to serve the Company in the capacity of Chief Financial Officer, based upon the terms and conditions set forth in this agreement.

                  1.2 Duties. During the term of his employment, the Employee shall devote his full time, efforts, abilities, and energies to the Company's business and, in particular, shall use his best efforts, skill, and abilities to promote the general welfare and interests of the Company. The Employee shall loyally, conscientiously, and professionally do and perform all such duties and responsibilities as shall be reasonably assigned by the Company and the Employee's superiors from time to time, and shall comply with all of the

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Company's personnel policies and procedures, including, but not limited to, those contained in The Company's Employee Handbook.

                  1.3   Noncompetition, Nonsolicitation and Noninterference and
                        -------------------------------------------------------
Proprietary Property and Confidential Information Provisions.
------------------------------------------------------------

                        (a) Applicable Definitions.
                            ----------------------

                  For purposes of this paragraph, the following capitalized terms shall have the definitions set forth below:

                                 (i)   "Business Segments" - The term "Business
Segments" is defined as each of Company's (or Company's affiliates') products or product lines.

                                 (ii)   "Competitive Business" - The term
"Competitive Business" is defined as any business that is or may be competitive with or similar to or adverse to any of Company's (or Company's affiliates') Business Segments, whether such business is conducted by a proprietorship, partnership, corporation or other entity or venture.

                        (b) Nonsolicitation and Noninterference.
                            -----------------------------------

                                 (1) Covenants. Employee hereby covenants and
agrees that Employee shall not, either for Employee's own account or directly or indirectly in conjunction with or on behalf of any person, partnership, corporation or other entity or venture:

                                     (i)   During the term of this Agreement and
for a period of one (1) year from the date this Agreement terminates or expires, solicit or employ or attempt to solicit or employ any person who is then or has, within twelve (12) months prior thereto, been an officer, partner, manager, agent or employee of Company or any affiliate of Company whether or not such a person would commit a breach of that person's contract of employment with Company or any affiliate of Company, if any, by reason of leaving the service of Company or any affiliate of Company (the "Nonsolicitation Covenant"); or

                                     (ii)   During the term of this Agreement
and for a period of one (1) year from the date of the Agreement, on behalf of, directly or indirectly, any Competitive Business, or for the purpose of or with the reasonably foreseeable effect of harming the business of Company, solicit the business of any person, firm or company which is then, or has been at any time during the preceding twelve (12) months prior to such solicitation, a customer, client, contractor, supplier or vendor of Company or any affiliate of Company (the "Noninterference Covenant)".

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                                 (2) Acknowledgements. Each of the parties
acknowledges that: (i) the covenants and the restrictions contained in the Nonsolicitation and Noninterference Covenants are necessary, fundamental, and required for the protection of the business of Company; (ii) such Covenants relate to matters which are of a special, unique and extraordinary value; and
(iii) a breach of either of such Covenants will result in irreparable harm and damages which cannot be adequately compensated by a monetary award.

                                 (3) Judicial Limitation. Notwithstanding the
foregoing, if at any time, despite the express agreement of Company and Employee, a court of competent jurisdiction holds that any portion of this Nonsolicitation and/or Noninterference Covenant is unenforceable by reason of its extending for too great a period of time or by reason of its being too extensive in any other respect, such Covenant shall be interpreted to extend only over the maximum period of time or to the maximum extent in all other respects, as the case may be, as to which it may be enforceable, all as determined by such court in such action.

                                 (4) Termination of Agreement. The covenants and
agreements contained in the Nonsolicitation and Noninterference Covenant shall terminate and be of no effect if this Agreement is terminated by Company without Cause.

                        (c) Proprietary Property; Confidential Information.
                            ----------------------------------------------

                                 (1) "Applicable Definitions" - For purposes of
this paragraph, the following capitalized terms shall have the definitions set forth below:

                                     (i) "Confidential Information" - The term
"Confidential Information" is collectively and severally defined as any information, matter or thing of a secret, confidential or private nature, whether or not so labeled, which is connected with Company's business or methods of operation or concerning any of Company's suppliers, customers, licensors, licensees or others with whom Company has a business relationship, and which has current or potential value to Company or the unauthorized disclosure of which could be detrimental to Company. Confidential Information shall be broadly defined and shall include, by way of example and not limitation: (i) matters of a business nature available only to management and owners of Company of which Employee may become aware (such as information concerning customers, vendors and suppliers, including their names, addresses, credit or financial status, buying or selling habits, practices, requirements, and any arrangements or contracts that Company may have with such parties, Company's marketing methods, plans and strategies, the costs of materials, the prices Company obtains or has obtained or at

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which Company sells or has sold its products or services, Company's manufacturing and sales costs, the amount of compensation paid to employees of Company and other terms of their employment, financial information such as financial statements, budgets and projections, and the terms of any contracts or agreements Company has entered into) and (ii) matters of a technical nature (such as product information, trade secrets, know-how, formulae, innovations, inventions, devices, discoveries, techniques, formats, processes, methods, specifications, designs, patterns, schematics, data, compilation of information, test results, and research and development projects). For purposes of the foregoing, the term "trade secrets" shall mean the broadest and most inclusive interpretation of trade secrets as defined by Section 3426.1(d) of the California Civil Code (the Uniform Trade Secrets Act) and cases interpreting the scope of said Section.

                                     (ii) "Proprietary Property" - The term
"Proprietary Property" is collectively and severally defined as any written or tangible property owned or used by Company in connection with Company's business, whether or not such property also qualifies as Confidential Information. Proprietary Property shall be broadly defined and shall include, by way of example and not limitation, products, samples, equipment, files, lists, books, notebooks, records, documents, memoranda, reports, patterns, schematics, compilations, designs, drawings, data, test results, contracts, agreements, literature, correspondence, spread sheets, computer programs and software, computer print outs, other written and graphic records, and the like, whether originals, copies, duplicates or summaries thereof, affecting or relating to the business of Company, financial statements, budgets, projections, invoices.

                                 (2) Ownership of Proprietary Property. Employee
acknowledges that all Proprietary Property which Employee may prepare, use, observe, come into possession of and/or control shall, at all times, remain the sole and exclusive property of Company. Employee shall, upon demand by Company at any time, or upon the cessation of Employee's employment, irrespective of the time, manner, cause or lack of cause of such cessation, immediately deliver to Company or its designated agent, in good condition, ordinary wear and tear and damage by any cause beyond the reasonable control of Employee excepted, all items of the Proprietary Property which are or have been in Employee's possession or under his control, as well as a statement describing the disposition of all items of the Proprietary Property beyond Employee's possession or control in the event Employee has not previously returned such items of the Proprietary Property to Company.

                                 (3) Agreement Not to Use or Divulge
Confidential Information. Employee agrees that he will not, in any fashion, form or manner, unless specifically consented to in writing by Company, either directly or

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indirectly use, divulge, transmit or otherwise disclose or cause to be used, divulged, transmitted or otherwise disclosed to any person, firm or corporation, in any manner whatsoever (other than in Employee's performance of duties for Company or except as required by law) any Confidential Information of any kind, nature or description. The foregoing provisions shall not be construed to prevent Employee from making use of or disclosing information which is in the public domain through no fault of Employee, provided, however, specific information shall not be deemed to be in the public domain merely because it is encompassed by some general information that is published or in the public domain or in Employee's possession prior to Employee's employment with Company.

                                 (4) Acknowledgement of Secrecy. Employee
acknowledges that the Confidential Information is not generally known to the public or to other persons who can obtain economic value from its disclosure or use and that the Confidential Information derives independent economic value thereby, and Employee agrees that he shall take all efforts reasonably necessary to maintain the secrecy and confidentiality of the Confidential Information and to otherwise comply with the terms of this Agreement.

                                 (5) Inventions, Discoveries. Employee
acknowledges that any inventions, discoveries or trade secrets, whether patentable or not, made or found by Employee in the scope of his employment with Company constitute property of Company and that any rights therein now held or hereafter acquired by Employee individually or in any capacity are hereby transferred and assigned to Company, and agrees to execute and deliver any confirmatory assignments, documents or instruments of any nature necessary to carry out the intent of this paragraph when requested by Company without further compensation therefor, whether or not Employee is at the time employed by Company. Provided, however, notwithstanding the foregoing, Employee shall not be required to assign his rights in any invention which qualifies fully under the provisions of Section 2870(a) of the California Labor Code, which provides, in pertinent part, that the requirement to assign "shall not apply to any invention that the employee developed entirely on his or her own time without using employer's equipment, supplies, facilities or trade secret information except for those inventions that either:

                                     (i)   Relate at the time of conception or
reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

                                     (ii)   Result from any work performed by
the employee for the employer."

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                  Employee understands that be bears the full burden of proving to Company that an invention qualifies fully under Section 2870(a). By signing this Agreement, Employee acknowledges receipt of a copy of this Agreement and of written notification of the provisions of Section 2870.

                                    ARTICLE 2
                                  COMPENSATION
                                  ------------

                  2.1 Salary. The Company shall pay the Employee a salary payable at the gross rate of $7,692.30 per pay period, to be paid on a bi-weekly basis. Employee's annual salary shall be reviewed periodically by Company for the purpose of determining whether Employee's salary shall be increased.

                  2.2 Bonus. In addition to the salary described above, the Employee shall be eligible for an annual bonus based on 40% of annual salary, which shall be payable on employee's anniversary date of hire and shall be subject to the achievement of corporate milestones. Active employment on the date of the bonus payment is a condition precedent to earning the bonus. If the Employee is not employed by the Company on January 3, 2003, for any reason, he will be entirely ineligible for any bonus whatsoever. No other bonuses will be paid by the Company to Employee, unless the Company determines, in its sole and absolute discretion, to provide additional bonus monies.

                  2.3 Stock Options. Company grants to Employee an option to purchase 100,000 (100,000) shares of Company's stock. The options shall be subject to the 1998 STAAR Surgical Company Stock Option Plan (the "Plan"). The options shall vest in equal increments over three years. However, the vesting schedule may accelerate based on employee's achievement of specific goals and objectives. The exercise price per share shall be based on the price at the close of business on the date the offer letter of employment is signed. The employee agrees to be bound by the terms of the Plan.

                  2.3 Employee Benefits. In addition to the compensation specified above, the Employee shall be permitted to participate in certain employee benefit programs in the same manner and subject to the same terms, conditions, and limitations as other full-time employees of the Company. The Employee will also be entitled to four weeks vacation time without loss of compensation.

                  2.4 Business Expenses. The Company will reimburse the Employee for reasonable business expenses such as cellular phone, mileage, and business entertainment expenses, provided that these expenses were incurred on Company business and provided that expense reports regarding these expenses are submitted to the Company in a timely manner.

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                                    ARTICLE 3

                            TERMINATION OF EMPLOYMENT

                  3.1 Termination. This employment relationship may be terminated for any of the reasons provided below:

                  a. Termination for Cause. Company may terminate this Agreement for "Cause". Cause means any of the following: (1) willful breach or habitual neglects of the duties which Employee is required to perform under the terms of this Agreement, (2) any act of dishonesty, fraud, insubordination, misrepresentation, gross negligence or willful misconduct, (3) conviction of a felony, or (4) intentional violation of any Company policy. Company may terminate this Agreement for Cause by giving written or verbal notice of termination to Employee. With the exception of the covenants set forth in Paragraph 1.3, 4.1 and 4.3, upon such termination the obligations of Employee and Company under this Agreement shall immediately cease. Such termination shall be without prejudice to any other remedy to which Company may be entitled either at law, in equity, or under this Agreement. If Employee's employment is terminated pursuant to this paragraph, the Company shall pay to Employee, immediately upon such termination, any accrued but unpaid compensation to which Employee is entitled on the date of such termination.

                  b. Termination for Poor Performance. Employer may terminate employee's employment under this Agreement for "Poor Performance". Poor Performance is a failure of the Employee to properly meet the duties and responsibilities of his/her position in a competent fashion, as determined by the Chief Executive Officer. Such termination for "Poor Performance" shall occur only after employee has been advised in writing of the failure to meet the duties and responsibilities, or guidelines/goals and given a reasonable period of time of at least 30 days to cure the Poor Performance. Poor Performance shall occur if Employee has failed to meet guidelines/goals for three consecutive months. Following the termination for Poor Performance, the Employee shall be entitled to payment of his base salary through the last day of his employment, and shall receive one additional month of base salary. Employee shall be entitled to no other payments or benefits after a termination for Poor Performance. With the exception of the covenants set forth in Paragraph 1.3, 4.1 and 4.3, upon such termination the obligations of Employee and Company under this Agreement shall immediately cease.

                  c. Death. Employee's employment shall terminate upon the death of Employee. Upon such termination, the obligations of Employee and

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Company under this Agreement shall immediately cease. In the event of a termination pursuant to this paragraph, Employee shall be entitled to receive any amount of compensation earned but unpaid. All other rights Employee has under any benefit or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs.

                  d. Election By Employee. Employee's employment may be terminated at any time by Employee upon not less than ninety (90) days written notice to Company. With the exception of the covenants set forth in Paragraphs 1.3, 4.1 and 4.3, upon such termination the obligations of Employee and the Company under this Agreement shall immediately cease. In the event of a termination pursuant to this paragraph, Employee shall be entitled to receive any amount of compensation earned but unpaid. All other rights Employee has under any benefit or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs.

                  e. Election by Company Due to a Change of Control. If Employee's employment is terminated by Company due to the sale or disposition by the Company of substantially all of its business or assets or the sale of the capital stock of Company in connection with the sale or transfer of a controlling interest in Company to a third party or the merger or consolidation of Company with another corporation as part of a sale or transfer of a controlling interest in Company to a third party, Employee shall receive, in lieu of any other rights or benefits under this Agreement, one (1) year's salary, and any option held by Employee which is unvested on the date of termination shall immediately vest. "A controlling interest" shall be defined as 50% or more of the common stock of the Company. "One (1) year's salary" shall be defined as only the cash compensation paid to Employee pursuant to paragraph 2.1, as it may be modified from time to time, and shall not include employee benefits, bonus, stock options, automobile allowance or debt forgiveness, if any. With the exception of the covenants contained in Paragraphs 1.3(c), 4.1 and 4.3, upon such termination the obligations of Employee and the Company shall immediately cease.

                  f. Termination Without Cause. Company is entitled to terminate the Employee's employment without cause for any reason; provided, however, that the Employee shall be entitled to 90 days written notice and six months/weeks pay as severance, as well as any accrued but unpaid compensation in lieu of any other rights or benefits under this Agreement, to which Employee is entitled on the date of such termination. With the exception of the covenants contained in Paragraphs 1.3(c), 4.1 and 4.3, upon such termination the obligations of Employee and the Company shall immediately cease.

                                                                               8

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                                    ARTICLE 4
                                    ---------

                             ADDITIONAL OBLIGATIONS
                             ----------------------

         4.1 Non-Interference. The Employee shall not now or in the future, either during or subsequent to the period of the Employee's employment, disrupt, damage, impair or interfere with the business of the Company in any manner, including, without limitation, inducing an employee to leave the employ of the Company or inducing an employee, a consultant, a sales representative, or an independent contractor to sever that person's relationship with the Company either by interfering with or raiding the Company's employees or sales representatives, disrupting the relationships with customers, agents, independent contractors, representatives or vendors, or otherwise.

         4.2 Conflicts of Interest. If the Employee is involved, directly or indirectly, in an activity that presents a potential or actual conflict of interest, as determined by the Company, by virtue of the Employee's employment or employment relationship with the Company, the Employee shall immediately terminate such activity, employment and/or relationship unless the Employee has the express written permission of the Company to continue it. If the Employee has any doubts as to whether a potential or actual conflict of interest is involved, the Employee must disclose all pertinent facts to the Company before undertaking the activity. The Company shall make the final decision as to whether such a conflict or potential conflict exists in its sole and subjective discretion.

         4.3 Confidentiality. The Employee agrees, at all times during and after the Employee's employment hereunder, to hold in the strictest confidence, and not to disclose to any person, firm or corporation without the express written authorization of the Chairman of the Board of the Company, any trade secret, such as any financial information or any secret, proprietary, or confidential information relating to the research and development programs, vendor and marketing programs, customers, customers' information, sales or business of the Company, except as such disclosure or use may be required in connection with his work for the Company or is published or is otherwise readily available to the public or becomes known to the public other than by his breach of this Agreement. If it is at any time determined that any of the information or materials identified above are,

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in whole or in part, not entitled to protection as trade secrets, the Employee and the Company agree that they shall nevertheless be considered and treated as confidential information that is protected under this Agreement, in the same manner as trade secrets, to the extent permitted by law.

               The Employee further agrees, upon termination of this Agreement, to promptly deliver to the Company all notes, books, correspondence, drawings, computer storage information, and any and all other written and graphical records in his possession or under his control relating to the past, present or future business, accounts, or projects of the Company.

                                    ARTICLE 5
                                    ---------

                                  MISCELLANEOUS
                                  --------------

                  5.1 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any and all other arrangements, communications, understandings, promises, stipulations, arrangements, whether any of the same are either oral or in writing, or express or implied, between the parties hereto with respect to the subject matter hereof, including, but not limited to, any implied-in-law or implied-in-fact covenants or duties relating to employment or the termination of employment. No change to or modification of this Agreement shall be valid or binding unless the same shall be in writing and signed by both the Employee and the President of the Company.

                  5.2 Severability. In the event that any one or more of the provisions of this Agreement shall be held invalid, illegal, or unenforceable, in any respect, by a court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected thereby.

                  5.3 Applicable Law. This Agreement and the rights and remedies of each party arising out of or relating to this Agreement, shall be governed by, interpreted under and enforced under the laws of the State of California.

                  5.4 Counterparty. This Agreement may be executed in counterparts, each of which shall be deemed an original.

                  IN WITNESS WHEREOF, the parties hereto acknowledge that they have read this Agreement, fully understand it, and have freely and voluntarily entered into it.

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                                   "EMPLOYEE"

DATED: 12/20/01                    ___________________________
      -----------

                                   "The Company"

DATED: 1/3/02                      By____________________________
      -----------                             STAAR Surgical Company

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